Exhibit 10.67

                                MillenniumHealth
                              Communications, Inc.


May 22, 2002





Mr. Timothy S. Novak
President & Chief Operating Officer
C5 Health, Inc.
One Sarasota Tower
2 North Tamiami Trail, Suite 608
Sarasota, Florida  34236

Dear Tim:

As the Authorized Registered Agent for MillenniumHealth Communications, Inc., I hereby extend all outstanding promissory notes due to C5 Health, Inc. until December 31, 2002. These notes will not be considered in default until December 31, 2002.

Sincerely,


/s/ Eugene R. Biagi
Eugene R. Biagi
Authorized Registered Agent

ERG/br/amp